EXHIBIT 21




                    PRECISION AUTO CARE, INC. SUBSIDIARIES


Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------
WE JAC Corporation                                 Delaware
Worldwide Drying Systems, Inc.                     Colorado
Precision Tune Auto Care, Inc.                     Virginia
PTW, Inc.                                          Washington
Precision Building Solutions Incorporated          Delaware
Rocky Mountain Ventures, Inc.                      Colorado
Ralston Car Wash, Ltd.                             Colorado
Rocky Mountain Ventures II, Inc.                   Colorado
Miracle Partners, Inc.                             Delaware
Miracle Industries, Inc.                           Ohio
Hydro Spray Car Wash Equipment Co., LLC            Iowa
Indy Ventures, LLC                                 Indiana
Prema Properties, LLC                              Ohio
PAC Mexican Delaware Holding Company, Inc.         Delaware
PAC Mexican Holding Co., LLC                       Virginia
Precision Auto Care Mexico I S.de R.L. de C.V.     Mexico
Promotora de Franquicias Praxis S.A. de C.V.       Mexico
Praxis Afinaciones, S.A. de C.V.                   Mexico
Praxis Auto Parts, S.A. de C.V.                    Mexico
Praxis Afinaciones, Puerto Rico, Inc.              Mexico